AMENDMENT NO. 1 TO 2004
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to 2004 Registration Rights Agreement is made as of July 21, 2005 (this “Amendment”) and amends the Registration Rights Agreement, dated as of March 19, 2005, by and among Lev Development Corp., a Delaware corporation (“LDC”) which is a wholly owned subsidiary of Lev Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Holders who are parties thereto (the “Original Agreement” and together with this Amendment, the “Agreement”). By its execution hereof, the Company hereby becomes a party to the Agreement. Terms used in this Amendment without definition shall have the meanings given them in the Original Agreement.

WHEREAS, as a result of related merger transactions on December 29, 2004 and February 17, 2005 (the “Merger”), LDC, formerly an independent company known as Lev Pharmaceuticals, Inc., became a subsidiary of the Company, whose securities are publicly traded and registered under the 1934 Act, and the former stockholders of LDC received shares of Common Stock of the Company in exchange for their LDC shares;

WHEREAS, the parties to the Original Agreement intended that the registration rights granted by LDC thereunder apply to the shares of LDC held by the Holders and to the shares of any successor or parent company which would be received by the Holders in exchange for their LDC shares;

WHEREAS, the parties hereto desire to amend the Original Agreement in order to give effect to the intent of the parties to the Original Agreement and make other appropriate changes by (i) having the Company assume LDC’s obligations under the Original Agreement such that they apply to the Company’s Common Stock received by the Holders in the Merger in exchange for those LDC shares listed on Exhibit A to the Original Agreement, and making appropriate adjustments to the number of Registrable Securities held by each Holder which are set forth on Exhibit A hereto to reflect their post-Merger holdings, (ii) confirming that the Holders’“piggyback” registration rights to have their shares included in another registration statement filed by the Company pursuant to Section 1.3 shall continue so long as such registration statement remains effective, (iii) correcting an error in Exhibit A to the Original Agreement which listed Judson Cooper and Joshua Schein as Holders of certain Registrable Securities as of March 19, 2004 which Registrable Securities were directly owned on such date by Prism Ventures, LLC, of which Messrs. Cooper and Schein each owned and continue to own a 50% interest, (iv) further updating Exhibit A to reflect transfers of shares after March 19, 2004 by Prism Ventures, LLC to certain affiliated limited liability companies and Mr. Schein, (v) permitting assignment of registration rights to family members of persons who are principals of corporate Holders, (vi) deleting references to the warrant to purchase LDC common stock issued to HAE Associates, LLC because such warrant has been cancelled and (vii) making other conforming changes; and

WHEREAS, this Amendment will be effective when it is executed by the Company, LDC, the holders of a majority of the outstanding Emigrant Registrable Securities, and the holders of a majority of the outstanding Registrable Securities (excluding the Emigrant Registrable Securities) in accordance with Section 3.2 of the Original Agreement, and will be binding on the Company, LDC and each of the Holders (whether or not they execute this Amendment);

NOW, THEREFORE, in consideration of the recitals set forth above and the promises and mutual covenants contained herein, the parties hereby amend the Original Agreement as follows:

1. Common Stock. Section 1.1.4 of the Original Agreement is amended to read as follows:

“The term “Common Stock” means the Company’s Common Stock, par value $0.01 per share.”

2. Registrable Securities. Section 1.1.15 of the Original Agreement is amended to read as follows:

“The term “Registrable Securities” means: (i) Common Stock held by each of the Holders in the amount set forth on Exhibit A hereto, which amounts represent the respective number of shares held by each Holder on March 19, 2004 as adjusted to give effect to the Merger and shares held by their permitted transferees and other additional Holders who have or will become Holders in accordance with Section 3.8 and (ii) any Equity Securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the shares referenced in clause (i) above, excluding in all cases, however, (a) any Registrable Securities that have been previously sold pursuant to a registration statement filed and declared effective by the SEC, (b) Registrable Securities that have been sold by a Person in a transaction in which his or her rights under this Section 1 are not duly assigned as provided herein, (c) any Registrable Securities after such securities have been sold in a Public Sale.”

3. The Warrant. All references to the Warrant are hereby deleted.

4. Company Registration. The last sentence of Section 1.3.1 of the Original Agreement is amended to read as follows:

“Upon the written request of each Holder given within fifteen (15) days after receipt by such Holder of notice by the Company, the Company shall, subject to the provisions of Section 1.3.2 below, cause to be included in such registration, on the same terms and conditions applicable to and for the same period of time that such registration is effective for the other securities registered thereunder, all of the Registrable Securities that each such Holder has requested to be so included.”

5. Filing Obligations of the Company. The parenthetical phrase in Section 1.6.1 of the Original Agreement is amended to read as follows:

“(or (i) 2 years in the case of a 415 Registration or (ii) the period of time provided in Section 1.3.1 in the case of a Company Registration)”

6. Section References. All applicable references to Section 1.9 and Subsections thereof in Section 1.10 of the Original Agreement shall be deemed to refer to Section 1.10 and Subsections thereof.

7. Assignment. Section 1.12 of the Original Agreement is amended to read in its entirety as follows:

“1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned or transferred (but only with all related obligations) by a Holder to, (i) in the case of any Holder that is a partnership, limited liability company or corporation, any current and former constituent directors, officers, partners, members, shareholders, subsidiaries and affiliates of that Holder or any directors, officers, partners, members, shareholders, Family Members, subsidiaries or affiliates of the foregoing, and (ii) a Person who or entity that, after such assignment or transfer, holds (along with its Affiliates as defined below) at least 5,000 shares of Registrable Securities, subject to appropriate adjustment for stock splits, dividends, reclassifications, recapitalizations, combinations or the like, provided, in each case, that: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.10.2 above; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act; provided, further, that in no event shall a Holder transfer such registration rights to a competitor of the Company. For the purposes of this Section 1.12, the term “Family Members” means, as applied to any individual, such individual’s spouse, children (including stepchildren or adopted children), grandchildren, parents, siblings, in-laws, nieces or nephews or any spouses of any of the foregoing, and any trust or other estate planning vehicle created for the primary benefit of any one or more of them, including any custodial arrangement.”

8. Successors and Assigns. The text of Section 2.1 of the Original Agreement is hereby made a separate subsection called “2.1.1 General” and the following new subsection 2.1.2 is added:

“2.1.2 Assignment of Original Agreement by LDC to the Company. Upon the effectiveness and subject to the terms of this Amendment, LDC hereby assigns to the Company all of its rights and obligations under the Original Agreement and the Company hereby assumes all of such rights and obligations of LDC as amended by this Amendment. All references to Common Stock and Registrable Securities herein shall mean and refer to the securities of the Company for all purposes. LDC shall have no further obligations under the Agreement.”

9. Counterparts. The following sentence is added at the end of Section 2.3 of the Original Agreement:

“This Agreement may be executed by facsimile or e-mail transmission of a signature page hereto.”
10. Notices. The Company’s address in Section 3(a) of the Original Agreement is amended to read as follows:

“(a) in the case of the Company to 122 East 42nd Street, Suite 2606, New York, NY 10168, Attention: Joshua D. Schein, CEO or by telecopy to (212) 682-2559”
11. Additional Parties. The first sentence of Section 3.8 of the Original Agreement is amended to read as follows:

“The Company and the Holders whose signature pages appear on the signature page hereto agree that (i) should the Company sell additional shares of Common Stock to additional Persons, such Persons, at the Company’s option, may become Holders hereunder and (ii) permitted transferees of a Holder’s Registrable Securities and related registration rights in accordance with Section 1.12 may become Holders hereunder by executing a counterpart to this Agreement as additional Holders hereunder, and in such case shall have all rights and obligations of Holders hereunder.”

12. Exhibit A. Exhibit A to the Original Agreement is amended to read in its entirety as set forth in the form attached to this Amendment as Exhibit A.

13. Full Force and Effect. Except to the extent the Original Agreement is expressly amended by this Amendment, the other terms and provisions of the Original Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

* * *

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to 2004 Registration Rights Agreement as of the date first above written.

LEV PHARMACEUTICALS, INC.

By:
Joshua D. Schein, Ph.D.
Chief Executive Officer

LEV DEVELOPMENT CORP.

By:
Joshua D. Schein, Ph.D.
Chief Executive Officer

HOLDERS:

Ajax Partners

By:
Name:
Title:

Sands Brothers Venture Capital LLC
By: SB Venture Capital Management LLC, Manager

By:
Name:
Title:

Sands Brothers Venture Capital II LLC
By: SB Venture Capital Management II LLC, Manager

By:
Name:
Title:

Sands Brothers Venture Capital III LLC
By: SB Venture Capital Management III LLC, Manager

By:
Name:
Title:

Sands Brothers Venture Capital IV LLC
By: SB Venture Capital Management IV LLC

By:
Name:
Title:

Targhee Trust

By:
Name:
Title:

KWG Trust dated 1/1/04

By:
Name:
Title:

EAH Heart Associates LLC
By: EAH Heart Management Associates LLC

By:
Name:
Title:

Robert Bonaventura

Kevin Connors

Frank Mazzola Aharon Orlansky Michael Beattie Joshua D. Schein Prism Ventures, LLC By: Name: Title: Entry Point Capital LLC By: Name: Title: Sapphire Ventures LLC By: Name: Title:

Tudor Technology Ventures LLC

By:
Name:
Title:

Windsor Ventures LLC

By:
Name:
Title:

Newton Partners LLC

By:
Name:
Title:

Emigrant Capital Corporation

By:
Name:
Title:

John Hart

Gilbert Stein

Barry Friedberg

David Seldin

Francis May

Exhibit A

List of Holders

Holder	Registrable Securities
Ajax Partners	570,980
Sands Brothers Venture Capital LLC	95,162
Sands Brothers Venture Capital II LLC	95,162
Sands Brothers Venture Capital III LLC	247,426
Sands Brothers Venture Capital IV LLC	133,230
Targhee Trust	95,162
KWG Trust dated 1/1/04	95,162
EAH Heart Associates LLC	1,941,332
Robert Bonaventura	57,098
Kevin Connors	19,034
Frank Mazzola	38,064
Aharon Orlansky	19,034
Michael Beattie	19,034
Joshua D. Schein	993,505
Prism Ventures, LLC	6,851,759
Entry Point Capital LLC	3,146,099
Sapphire Ventures LLC	4,011,362
Tudor Technology Ventures LLC	3,153,368
Windsor Ventures LLC	5,017,066
Newton Partners LLC	5,293,763
Emigrant Capital Corporation	10,076,116
John Hart	335,870
Gilbert Stein	335,870
Barry Friedberg	335,870
David Seldin	335,870
Francis May	89,968

A-1